LOAN AND SECURITY AGREEMENT

     This is a Loan and Security Agreement made this 6th day of February, 1997, between SUMMIT BANK ("Lender"), a banking corporation of the State of New Jersey, having an address at 750 Walnut Street, Cranford, New Jersey 07016, and BOGEN COMMUNICATIONS, INC., a corporation of the State of Delaware, having its principal place of business at 50 Spring Street, Ramsey, New Jersey 07446 ("Borrower").

     RECITAL:

     WHEREAS, Borrower and Lender, wish to enter into a commercial lending arrangement whereby Lender shall make loans to Borrower on a revolving basis and Borrower shall repay same under the terms and conditions set forth herein; and

     WHEREAS, the loans and other financial accommodations to be provided to Borrower by Lender are to be secured by substantially all of the assets of Borrower including, without limitation, all accounts receivable, equipment, inventory and the other personal property of Borrower; and

     WHEREAS, by this writing Borrower and Lender wish to set forth the terms and conditions of the lending arrangement between Borrower and Lender.

     NOW,  THEREFORE,  in consideration of the mutual covenants herein contained
and  other  good  and  valuable  consideration,   receipt  of  which  is  hereby
acknowledged, the parties agree as follows:

1. DEFINITIONS:

     For the purposes of this Agreement, the following definitions shall apply to the terms set forth below:

     A. The term "Account Debtor" shall mean and include all customers of Borrower or other Persons who are indebted to Borrower.

     B. The term "Acceptable Conditional Sales" shall mean sales to Sprint or other Account Debtors who are satisfactory to Lender in its commercially reasonable discretion, who are allowed to return certain merchandise which remains unsold by such Account Debtor for six (6) months after delivery of the merchandise and who receive credit for the value of the returned merchandise against future Inventory purchases, but who also are required to pay Borrower, in the ordinary course of business, the entire amount invoiced by Borrower for such merchandise in accordance with the terms of the invoice.

     C. The term "Accounts Receivable" shall mean all accounts as defined in the Uniform Commercial Code of the State of New Jersey, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the Uniform Commercial Code of the State of New Jersey or any other State as accounts, accounts receivable, contract rights, chattel paper, General Intangibles, or otherwise) including without limitation, invoices, contract rights, accounts receivable, choses in action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, firm, governmental authority, corporation or any other entity, all security therefor, and all Borrower's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, whether now existing or hereafter arising, together with all proceeds and products of any and all of the foregoing.

     D.   The term "Advances" shall mean all loans made to Borrower  pursuant to
          Section 2.1 hereof.

     E. The term "Advance Limit" shall mean the maximum amount of the Revolving Loans and Advances Borrower may request of Lender based upon the percentages and/or amounts of Advance with respect to Borrower's Qualified Accounts Receivable and Qualified Inventory against which Lender is willing to make Revolving Loans.

     F. The term "Affiliate" shall mean and include any Person in which one or more of the stockholders owning ten percent (10%) or more of Borrower, any subsidiary and/or any parent, now or at any time or times hereafter hold, individually, jointly or severally, an equity or other ownership interest in excess of ten percent (10%) of the total equity or ownership interest in such Person.

     G. The term "Agreement" shall mean this Loan and Security Agreement and any extensions or renewals thereof or modifications or amendments thereto.

     H. The term "Banking Day" shall mean any day other than a Saturday, Sunday or other day on which Lender is closed for a United States of America or any state declared bank holiday.

     I.   The  term  "Borrower"  shall  mean  Bogen   Communications,   Inc.,  a
          corporation of the State of Delaware.

     J. The term "Borrowing Base Certificate" shall mean a certificate, substantially in the form of Exhibit "A" attached hereto and made a part hereof, which shall be completed and signed by a authorized officer of Borrower and shall be utilized by

          Borrower and Lender to calculate the sums available to be borrowed as Revolving Loans.

     K. The term "Collateral" shall mean and include Borrower's Accounts Receivable, Inventory, General Intangibles, Machinery, Equipment, returned or repossessed merchandise, and all other property of Borrower or others, which or in which Lender, by this Agreement or otherwise, is given a security interest or the right to hold as security for or to apply to the payment of Borrower's Obligations and all proceeds of same, all as more fully described on Schedule 1.K hereto.

     L. The term "Equipment" shall mean all equipment as defined in the Uniform Commercial Code of the State of New Jersey and, in addition, all equipment, machinery, furniture, fixtures, and all other tangible assets, and all replacements, repairs, modifications, alterations, additions, controls and operating accessories therefor, all substitutions and replacements therefor, and all accessions and additions thereto and all proceeds and products of the foregoing now owned or hereafter acquired by Borrower.

     M.   The term  "Event of  Default"  shall  mean a  default  as set forth in
          Section 11 of this Agreement.

     N.   The term "GAAP" shall mean generally accepted accounting principles.

     O. The term "General Intangibles" shall mean and include all of Borrower's now owned or hereafter acquired choses in action, causes of action and all other intangible personal property including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, insurance claims, rights and claims against carriers and shippers and rights to indemnification.

     P. The term "Guarantors" shall mean Bogen Communications International, Inc., Bogen Corporation and any other Person who shall at any time agree to be a guarantor and/or surety for Borrower.

     Q. The term "Inventory" shall mean all items described in the Uniform Commercial Code of the State of New Jersey definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all goods, merchandise or other personal property held by Borrower for sale or lease or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto; all raw materials, work or goods in process; and all materials and supplies of any kind or description used or usable in connection with the manufacture, packaging, shipping, advertisement, sale or finishing of any of the foregoing, together with all proceeds and products of any of the foregoing.

     R. The term "Lender" shall mean Summit Bank, a banking corporation organized and existing under the laws of the State of New Jersey, its successors and assigns.

     S. The term "Letter of Credit" shall mean any and all irrevocable documentary or stand-by letters of credit issued by Lender for the account and at the request of Borrower which shall not exceed Seven Hundred Thousand ($700,000.00) Dollars in aggregate undrawn face amounts at any time.

     T. The term "Line of Credit" shall mean the maximum amount Lender could be requested to lend to Borrower under the terms and conditions of this Agreement as evidenced by the face amount of the Secured Revolving Note in effect from time to time.

     U. The term "Machinery" shall mean and include, without limitation, all inanimate mechanisms for utilizing or applying power, including the appurtenances thereto, used by or for Borrower in the operation of its business and all accessories, substitutions, additions, replacements and parts thereof, whether now owned or hereafter acquired.

     V. The term "Obligation" or "Obligations" shall mean all indebtedness, obligations, liabilities, and agreements of every kind and nature of Borrower to or with Lender, or to or with any affiliate of Lender, or any guaranty of Borrower of any other Person's indebtedness, liabilities and agreements to or with Lender, or to or with any affiliate of Lender, now existing or hereafter arising, and now or hereafter contemplated, pursuant to this Agreement, the Relevant Documents (as hereinafter defined) or otherwise, whether in the form of refinancing, letters of credit, bankers acceptances, guarantees, loans, interest, charges, expenses or otherwise, direct or indirect, (including without limitation, any participation or interest of Lender [or of any affiliate of Lender] in any obligations of Borrower to others), acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, arising by operation of law or otherwise, including without limitation any future advances, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, the other sums and charges to be paid to Lender pursuant to Sections 2, 3 and 4 hereof, and all interest and late charges on any of the foregoing.

     W. The term "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or government (including any political subdivision thereof).

     X. The term "Qualified Account", "Qualified Accounts" or "Qualified Accounts Receivable" shall mean the Accounts Receivable as to which Borrower has furnished to Lender information adequate to identify the same, at such times and in such form as has been or, from time to time may be, requested by Lender, which meet all of the following criteria on the origination date of the said Accounts and continuing thereafter until collected, and which are in all other respects acceptable to
          Lender:

          (i) Borrower is the sole owner of the Accounts Receivable and has not sold, assigned, mortgaged or hypothecated, nor released from Lender's security interest, all or any portion thereof, nor are they subject to any claim, lien or security interest of any Persons or entities, including without limitation the United States, or any agencies or instrumentalities thereof;

          (ii) They shall be valid and legally enforceable, owing to Borrower for the performance of services or the sale of goods arising in the ordinary course of business for which Borrower has delivered or, at the time of origination of the said Accounts, if required by Lender, will deliver to the Lender invoices, billings and shipping documents and other documents evidencing the obligation of the Borrower's customer to pay the Account Receivable;

          (iii)They do not  represent  a  conditional  sale  (except  Acceptable
               Conditional Sales which must be disclosed as such on each Borrowing Base Certificate), sale on consignment, bill and hold or other sale on a basis other than that of absolute sale, are not evidenced by any note, instrument, chattel paper or like document, and do not arise out of a contract with the United States or any of its departments, agencies, or instrumentalities, unless accepted by Lender and Borrower has complied with the Federal Assignment of Claims Act in all respects to assign such Account to Lender;

          (iv) No financing statement covering any Account Receivable or its proceeds, except in favor of Lender, is on file in any public office, and neither Borrower nor Lender has received any notice of any proposed acquisition, of any Account Receivable security interest therein;

          (v) The goods or services were shipped or supplied on the invoice date and the invoice for the Account Receivable is dated less than ninety (90) days or, as Lender in its discretion may allow from time to time with respect to Accounts Receivable with extended terms, dated less than one-hundred twenty (120) days prior to the date on which the amount of the Accounts Receivables are being determined;

          (vi) If the aggregate amount of an Account Debtor's indebtedness to Borrower in calculating the Advance Limit exceeds twenty (20%) percent of Borrower's total Accounts at the time outstanding, then such excess shall not be eligible to be classified as a Qualified Account Receivable;

         (vii) They are not subject to any offsets, credits, allowances or adjustments due the Account Debtor except usual and customary prompt payment discounts, nor has any Account Debtor returned the goods or indicated any dispute or complaint concerning them and the Account is not otherwise subject to any right of set-off;

        (viii) Not  more  than fifty  (50%)  percent of the total  amount of the
               Accounts   Receivable  due  from  the  Account  Debtor  has  been
               classified not Qualified by Lender;

          (ix) Borrower has not received any notice, nor has it any knowledge of any facts which adversely affect the credit of the Account Debtor;

          (x) The Account Debtor is not a Subsidiary or other Affiliate of Borrower nor a director or officer of Borrower or an Affiliate of any director or officer;

          (xi) The Account Debtor is located in the United States of America or Canada;

          (xii)The Account Receivable does not arise from the sale of the Friday Home Office Receptionist Line; and

         (xiii)Lender has not notified Borrower that either the Account Receivable or the Account Debtor is not qualified.

     Y. The term "Qualified Inventory" shall mean the Inventory which has been identified and described to Lender's satisfaction, is represented by Borrower (by its acceptance of Revolving Loans thereon) as meeting all of the following criteria on the date of any Revolving Loan based thereon and thereafter while any of the Obligations are outstanding and is in all other respects acceptable to Lender:

          (i) Borrower is the sole owner of the Inventory; none of the Inventory is being held by Borrower on a consignment basis; Borrower has not sold, assigned or otherwise transferred all or any portion thereof, and none thereof is subject to any claim, lien or security interest;

          (ii) If any of the Inventory is represented or covered by any document of title, instrument or chattel paper, Borrower is the sole owner of all such documents, instruments and paper, all thereof are in the possession of the

               Lender, none thereof has been sold, assigned or otherwise transferred and none thereof is subject to any claim, lien or security interest;

          (iii)The Inventory shall consist of saleable raw materials and finished goods manufactured or acquired by Borrower in the ordinary course of Borrower's business, subject to its contract or sole possession, stored in locations with respect to which landlord or warehousemen waivers, as applicable, satisfactory to Lender have been obtained; and

          (iv) The Inventory does not constitute part of the Friday Home Office Receptionist Line.

     Z. The term "Relevant Documents" shall mean any and all documents and instruments executed or delivered by Borrower to Lender pursuant or incident to this Agreement, or heretofore or hereafter executed or delivered by Borrower with respect to its Revolving Loan and other financial accommodations extended to Borrower by Lender.

     AA. The term "Revolving Loan" or "Revolving Loans" shall mean the loans made pursuant to Section 2 of this Agreement and the indebtedness of Borrower to Lender incurred pursuant to this Agreement.

     BB. The term "Secured Revolving Note" shall mean the Secured Revolving Promissory Note executed contemporaneously herewith and any renewal, extension, modification or amendment thereto or substitution therefor.

     CC. The term "Subsidiary" shall mean any Person at least a majority of whose issued and outstanding equity now or at any time or times hereafter is owned by the Borrower and/or one or more Subsidiaries thereof.

     DD. The term "Summit Bank Floating Base Rate" shall mean the rate of interest established from time to time by Lender as its "floating base rate". This rate of interest is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers of Lender.

2. REVOLVING LOAN:

     2.1 (a) Amount. During the term of this Agreement, provided there has not occurred an Event of Default hereunder (as hereinafter defined) or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default hereunder, Lender will provide, at one time or from time to time, at the request of Borrower, Revolving Loans to

Borrower in an aggregate amount up to but not in excess of the Borrower's Advance Limit, which Revolving Loans may be borrowed, repaid and reborrowed pursuant to the terms of this Agreement and which Revolving Loans shall be payable, in full together with all accrued and unpaid interest, fees and costs, if any, on February 5, 1999. If the outstanding aggregate amount of the Revolving Loans shall exceed the Advance Limit at any time, such excess shall be deemed secured by the Collateral (as hereinbefore defined), shall be payable immediately upon demand and shall be subject to the terms of this Agreement.

     (b) Advance Request Procedure. Each Advance under the Revolving Loan shall be requested telephonically, not later than 2:00 P.M. Eastern Time on any Banking Day, by a Person authorized in writing by Borrower to make Advance requests, and each such request shall be confirmed in writing, via facsimile transfer, prior to the close of business on such Banking Day.

     (c) Advance Limit. The Advance Limit shall not in the aggregate at any time outstanding exceed the lesser of:

          (i) Seven Million ($7,000,000.00) Dollars; or

          (ii) The result of the following calculation: (x) eighty-five percent (85%) of the face amount of Borrower's Qualified Accounts Receivable, plus

               (y) the lesser of (A) thirty-five percent (35%) of the value (at the lower of cost or market values then prevailing) of Borrower's Qualified Inventory consisting of raw materials, not to exceed Three Hundred Fifty Thousand ($350,000.00) Dollars plus fifty percent (50%) of the value (at the lower of cost or market values then prevailing) of Borrower's Qualified Inventory consisting of finished goods, or (B) Two Million ($2,000,000.00) Dollars; minus

               (z) the aggregate of the undrawn face amounts of all outstanding Letters of Credit plus unreimbursed time drafts and/or bankers acceptances, if any, which sum shall not exceed Five Hundred Thousand ($500,000.00) Dollars at any time; provided also, however,

          (iii) Loans outstanding with respect to Acceptable Conditional Sales shall not exceed One Hundred Seventy-Five Thousand ($175,000.00) Dollars, in the aggregate, at any time.

     (d) Lender shall have the right, from time to time, in its commercially reasonable discretion, to increase and/or decrease the percentages or amounts of advance or amount of the Advance Limit and/or establish such reserves as it shall deem necessary from time to time; and the sums advanced pursuant thereto shall nevertheless be secured by the Collateral and subject to the terms of this Agreement.

     (e) It is understood that the total of the aggregate outstanding principal balance of Revolving Loans plus the aggregate of the undrawn face amounts of Letters of Credit unreimbursed time drafts and/or bankers acceptances, if any, shall not, at any time, exceed Seven Million ($7,000,000.00) Dollars.

     2.2 Collateral and Proceeds of Collateral. (a) Borrower shall promptly deliver or cause to be delivered to Lender or to a dominion account or lockbox, over which Lender shall have the sole power of withdrawal, all proceeds of the Collateral, in the form received. Upon receipt thereof, Lender shall deposit said proceeds to a cash collateral account over which Lender shall have the sole power of withdrawal. In the event any proceeds are received directly by Borrower, such proceeds shall be deposited, in the form received, to a collection account to be opened with Lender.

     (b) Such cash collateral account and collection account, if any, shall be swept daily and the amount of each such sweep shall be applied to the Obligations, notwithstanding that the sums credited may constitute uncollected funds. All such credits shall be conditioned upon final payment to Lender of the items giving rise to them and, if any items are not so paid, the amount of any credit given shall be charged as a debit to Borrower's Revolving Loan account (or to any deposit account of Borrower with Lender) whether or not the item is returned. The Borrower shall not commingle any proceeds of the Collateral with any other funds or property of the Borrower, and shall hold such proceeds separate and apart therefrom and upon an express trust for Lender until deposited in the cash collateral account. Credit for the proceeds deposited in the cash collateral account shall be conditioned upon final payment of the deposited item, notwithstanding the application by Lender of the proceeds of the Collateral to the Obligations.

     2.3 Determination of Loan Balance.

     (a) In determining the Borrower's outstanding Revolving Loan balance, the following shall govern:

          (i) Domestic checks received by the Lender on or before 12:00 Noon of any Banking Day, shall be credited against the balance of the Obligations on such Banking Day;

          (ii) Domestic checks received by the Lender after 12:00 Noon of any Banking Day, shall be credited against the balance of the Obligations on the following Banking Day;

          (iii) Any other form of proceeds received by the Lender shall be credited against the balance of the Obligations when the Lender has received notification of collection (it being understood, that if the Lender receives notice of collection on or before 12:00 Noon of any such Banking Day, such proceeds shall be deemed to have been received by the Lender on such day, and if Lender receives notice of collection after 12:00 Noon of any such Banking Day, such proceeds shall be deemed to have been received by the Lender as of the following Banking Day);

          (iv) Such credits shall be conditioned upon final payment to Lender at its own office in cash or solvent credits of the items giving rise to them and if any item is not so paid, the amount of any credit given for it shall be charged to the Revolving Loan balance whether or not the item is returned.

     (b) For the purpose of computing interest on the Revolving Loan, interest shall continue to accrue on the amount of any domestic checks received by the Lender for a period of two (2) Banking Days after receipt (it being understood that if a domestic check is received on or before 12:00 Noon of any Banking Day, it shall be deemed received by the Lender on such Banking Day, and if received after 12:00 Noon of such Banking Day, it shall be deemed received by the Lender on the following Banking Day), notwithstanding that the Lender has credited the amount thereof against the outstanding Revolving Loan balance on the Banking Day of receipt.

     2.4 Monthly and Interim Statements. Once each month Lender shall render a statement of account to Borrower showing the current status of the Revolving Loan account and the interest thereon. If these statements or any interim statements indicate that the outstanding balance of the Revolving Loan exceeds the Advance Limit, such excess shall at all times be governed and secured by this Agreement and Borrower forthwith either shall furnish additional collateral, which shall be satisfactory to Lender in its sole discretion, or pay the difference in cash. The statement of account rendered by Lender shall be considered correct, accepted by Borrower and conclusively binding upon the Borrower, unless Borrower gives notice to Lender to the contrary in writing within twenty (20) Banking Days after the sending of said statement by the Lender. If Borrower disputes the correctness of Lender's statement, Borrower's notice shall specify in detail the particulars of why it contends Lender's statement of account is incorrect.

     2.5 Negative Balances. In the event Borrower's operating account(s) with Lender contain a negative balance at any time, then Lender shall be deemed to have made an Advance to Borrower in the amount of such deficiency, pursuant to the terms hereof, on the Lender's Banking Day immediately preceding the day on which such deficiency occurs. Nothing contained herein shall be deemed or be construed to (a) obligate the Lender to honor any items presented to Lender for payment against any account of Borrower in which a deficiency exists, whether or not it has ever done so in the past; or (b) relieve Borrower of its obligations to pay usual and customary charges of Lender imposed generally with respect to such deficiencies in addition to the interest accrued as the result of any Advances made pursuant to this subsection.

3. LETTERS OF CREDIT:

     3.1 Issuance of Letters of Credit. From time to time, subject to satisfaction by Borrower of the terms and conditions hereinafter set forth, Lender may, at its discretion, upon the request of Borrower, issue one or more Letters of Credit for the account of Borrower. Each Letter of Credit shall be in form and substance satisfactory to Lender. Without limiting the generality of the preceding sentence, issuance of all Letters of Credit shall be on the following terms and conditions:

          (a) Stated Amount. The aggregate undrawn face amount(s) of all outstanding Letters of Credit plus outstanding time drafts and/or bankers acceptance shall not exceed the sum of Seven Hundred Thousand ($700,000.00) Dollars at any one time.

          (b) Term. No Letter of Credit shall have a stated term of more than one (1) year as to stand-by Letters of Credit and ninety (90) days as to documentary Letters of Credit.

          (c) Application. Each Letter of Credit shall be issued in accordance with Lender's then current practices relating to the issuance by Lender of standby or documentary letters of credit, including, but not limited to, the payment by Borrower of all applicable fees and other charges as customarily imposed by Lender generally upon the issuance of Letters of Credit. Each Letter of Credit shall be issued only after receipt by Lender of its then current application and agreement for a standby or documentary letter of credit, properly completed and executed by Borrower and delivered to Lender at least three (3) Banking Days prior to the requested issuance date.

          (d) Requests for Letters of Credit; Conditions Precedent. Letters of Credit may be requested by the Borrower at any time during which this Agreement is in effect so long as (i) no Event of Default has occurred, and
     (ii) no demand for payment has been made by Lender. Once requested, Letters of Credit will be issued, at Lender's discretion, only after all conditions precedent to the issuance thereof, have been satisfied, and all fees have been paid.

          (e) No Violation of Advance Limit. At no time may a Letter of Credit be issued if such issuance would cause Borrower to be in violation of the Advance Limit.

          (f) Payment Obligations. The payment obligations of Borrower under this Section 3 shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

               (i) the existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

               (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iii) payment by Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment where a court of competent jurisdiction determines in a final, non-appealable judgment to have resulted primarily and directly from the gross negligence or willful misconduct of Lender; and

               (iv) any other circumstances or occurrences whatsoever, whether or not similar or dissimilar to any one or more of the foregoing, except circumstances or occurrences which a court of competent jurisdiction determines in a final, non-appealable judgment to have resulted primarily and directly from the gross negligence or willful misconduct of Lender.

               (v) Supplemental Provisions. The provisions of any application and agreement for any Letter of Credit are supplemental to, and not in derogation of, any rights and remedies of Lender under this Agreement, at law, in equity, by arbitration or otherwise.

     3.2. Payments Under Letters of Credit

     (a) Payments upon Draw. Upon the occurrence of any draw on any Letter of Credit, Borrower hereby agrees to repay immediately to Lender on the same day such draw is honored by Lender, in immediately available funds, the amount of such draw, together with any and all costs or expenses which Lender may incur in connection with such Letter of Credit, without any requirement of notice, presentment or demand by Lender, all of which are hereby waived by Borrower. In order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless Lender is immediately so reimbursed by Borrower, Borrower hereby irrevocably authorizes and directs Lender to treat such draw as a request for a Revolving Loan in the amount of such draw, and Borrower hereby irrevocably authorizes and directs Lender to make a Revolving Loan, bearing interest as set forth in this Agreement, in the aggregate amount of such draw. Borrower further hereby irrevocably authorizes and directs Lender to retain the proceeds of any such Revolving Loan and credit such proceeds so as to immediately eliminate the liability of Borrower to Lender pertaining to such draw.

     (b) Payment Upon Bankruptcy Etc. If any Event of Default occurs, specifically including those pursuant to Section 11.5, and at such time there are outstanding unexpired Letters of Credit, Borrower hereby irrevocably authorizes and directs Lender to make a Revolving Loan in the amount of the aggregate undrawn face amount(s) of such unexpired Letters of Credit, the proceeds of which Revolving Loan shall be placed in an interest-bearing deposit account for the sole benefit of and under the sole dominion and control of Lender (the "Reimbursement Deposit Amount"), which shall be used to reimburse Lender for draws upon any such unexpired Letters of Credit. If from time to time, as draws on outstanding Letters of Credit have been honored and as outstanding Letters of Credit expire, funds remain in the Reimbursement Deposit Account in excess of the then aggregate undrawn face amount(s) of the remaining Letters of Credit, those funds shall be returned to Lender and shall be applied by Lender to reduce the outstanding Obligations.

     (c) Payments After Termination of Facility. If all Obligations have been paid and this Agreement terminated for any reason, Borrower shall either immediately cause to be issued a standby letter of credit for the benefit of Lender which shall be in all respects acceptable to Lender in its sole discretion or immediately upon demand by Lender, deposit into, and keep on deposit in, the Reimbursement Deposit Account, for the sole benefit of and under the sole dominion and control of Lender, an amount equal to at least 105% of the aggregate undrawn face amount(s) of all outstanding Letters of Credit, for the purpose of providing Lender with a means of repayment of draws under any of the Letters of Credit. At such time as Lender shall have no further obligations under and pursuant to any Letter of Credit, Lender, after reimbursing itself for all draws under any Letter of Credit and any customary fees or other expenses due and owing in connection therewith, shall promptly remit the balance of the Reimbursement Deposit Account, if any, to the order of Borrower.

     (d) Reserve to Revolving Loan/Advances Not Discretionary. (i) Anything in this Agreement to the contrary notwithstanding, the Advance Limit shall be reduced at all times by the aggregate amounts to be drawn upon plus the aggregate amounts drawn and remaining unpaid under all Letters of Credit; and
(ii) in no event shall any Revolving Loan made by Lender pursuant to and in compliance with the terms and provisions of this Section 3 be deemed to be discretionary or voluntary and Borrower covenants and agrees to pay, protect, indemnify and hold harmless Lender from and against any and all costs and expenses, including but not limited to, reasonable attorneys' fees and experts' costs and expenses, incurred by Lender as a result of the allegation by any Person or entity that the Revolving Loan in question was discretionary or voluntary on the part of Lender.

     3.3 Uniform Customs and Practices for Documentary Credits. Each Letter of Credit shall be governed by, construed and enforced in accordance with the Uniform Customs and Practices for Documentary Credits, 1993 Revision, ICC Publication No. 500 as amended, updated or superseded from time to time (the "UCP"). Anything in this Agreement to the contrary notwithstanding, in no event shall Lender have any obligation to (a) issue a revolving documentary credit;
(b) issue an authenticated teletransmission or pre-advice of any Letter of Credit; or (c) issue any Letter of Credit if Lender determines, which determination shall be final and conclusive and binding on Borrower, that the terms and conditions of the Letter of Credit sought by Borrower are not in compliance with the internal policies of Lender, including, but not limited to, if Lender determines that the use of proceeds of the Letter of Credit being sought by Borrower, if drawn upon, are not in compliance with such internal policies.

4. INTEREST AND OTHER CHARGES:

     4.1 Interest Rate. Except as herein provided, the Revolving Loan shall bear interest during each calendar month at a fluctuating interest rate per annum equal at all times to the Summit Bank Floating Base Rate plus one-half (1/2) percentage point per annum. Each change in such rate shall take effect contemporaneously with the corresponding change in the Summit Bank Floating Base Rate, without notice to Borrower. Interest shall be calculated on a daily basis upon the unpaid balance with each day representing 1/360th of a year.

     4.2 Payment of Interest. Interest on the Revolving Loan shall be calculated as at the end of each calendar month, is due on the fifth Banking Day of the following month and shall be charged by Lender to any checking or loan account maintained by Borrower. Any failure or delay by Lender in submitting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments.

     4.3 Default Rate. Anything herein to the contrary notwithstanding, upon the occurrence and during the continuance of an Event of Default hereunder, the interest rate charged to Borrower on the Revolving Loan shall, at Lender's discretion, be increased by two and three-quarters (2.75) percentage points per annum in excess of the then applicable rate.

     4.4 Maximum Rate. In no event shall the interest rate charged under this Agreement be higher than the maximum lawful rate. In the event the interest rate exceeds the maximum lawful rate, any such excess received by Lender shall be deemed and applied as a payment of the principal balance.

     4.5 Late Charge. Any payment of interest or principal due hereunder which is received more than ten (10) days after the date due shall be subject to a late charge of five (5%) percent of the amount of such payment which shall not be less than $25.00 nor more than $2,500.00. Such late charge represents reimbursement of various costs incurred by Lender in processing such late payments and shall not be deemed to be additional interest hereunder.

     4.6 Collateral Management Fee. Borrower shall pay to Lender a collateral management fee in the sum of Fifteen Thousand ($15,000.00) Dollars per annum which shall be deemed fully earned and non-refundable upon receipt. Such fee shall be due and payable upon the execution hereof and annually, upon each anniversary date hereof thereafter during the term of this Agreement.

     4.7 Letter of Credit Fees. There shall be due and payable upon the issuance and renewal of each standby Letter of Credit a fee of one (1%) percent of the face amount of each such Letter of Credit together with the customary fees generally charged to Lender's customers and upon issuance of each documentary Letter of Credit, such customary fees only.

5. SECURITY INTEREST:

     5.1 Security Interest. (a) As collateral security for (i) the due and punctual payment of the Revolving Loan, all interest thereon and any and all extensions, renewals, substitutions and changes in form thereof; (ii) all other Obligations of Borrower to Lender; and (iii) all costs and expenses incurred or paid by Lender to enforce its rights pursuant to this Agreement, the Relevant Documents or otherwise (including without limitation attorney's fees), Borrower hereby pledges, transfers, assigns, sets over and grants to Lender, a security interest in the Collateral, whether now existing or hereafter created and whether now owned or hereafter acquired, wherever located, and all accessions and additions thereto, replacements and substitutions therefor and proceeds and products thereof.

     (b) All Collateral heretofore, herein or hereafter given to the Lender shall secure payment of the Revolving Loan and all of the Borrower's other Obligations to Lender. Lender shall be under no obligation to proceed against any or all of the Collateral before proceeding directly against Borrower, any Guarantor or against any item of Collateral prior to any other item of Collateral.

     5.2 Continuation of Security Interest. The security interest granted in this Agreement shall continue in full force and effect until the Borrower has fully paid and discharged all Obligations.

     5.3 Further Assurances. Borrower shall take such steps and execute and deliver such financing statements and other documents all in form and substance satisfactory to Lender relating to the creation, validity or perfection of the security interests provided for herein, under the Uniform Commercial Code or other laws of the State of New Jersey or of any other state or states as Lender may from time to time request.

6. REPRESENTATIONS AND WARRANTIES:

     6.1 Organization and Qualification. Borrower hereby represents and warrants to Lender, knowing and intending that Lender shall rely thereon in making the Loans contemplated hereby, that:

          (a) Borrower has been and will continue to be a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is and will continue to be qualified and in good standing in all jurisdictions wherein the character of the property owned or the nature of the business transacted by Borrower makes licensing or qualification as a foreign entity necessary.

          (b) A true, accurate and complete copy of Borrower's valid resolution authorizing the transaction contemplated herein, and Borrower's certificate of incorporation and by-laws all as in effect on the date hereof and certified by the Secretary of Borrower have heretofore been delivered to Lender.

     6.2 Due Authorization; No Default. (a) The execution, delivery and performance of this Agreement and the Relevant Documents has been duly authorized by all necessary action on the part of Borrower; is not inconsistent with its certificate of incorporation, by-laws and other governing documents; does not contravene any law, governmental rule, regulation or order applicable to Borrower; and does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument or any order, writ, injunction or decree to which Borrower is a party or by which it or its properties or assets are bound.

     (b) This Agreement and the Relevant Documents, upon their execution and delivery, will constitute the legal, valid and binding agreements of Borrower, enforceable in accordance with their terms.

     6.3 No Governmental Consent Necessary. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of any governmental authority or agency is required with respect to the execution, delivery and performance by Borrower of this Agreement and the Relevant Documents.

     6.4 No Proceedings. There are no actions, suits, or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower in any court or before any governmental commission, board or authority which, if adversely determined, will have an adverse effect on the ability of Borrower to perform its responsibilities under this Agreement or the Relevant Documents; the Borrower is not in default with respect to any order of any court, arbitrator or governmental or non-governmental body; and the Borrower is not subject to or a party to any order of any court or governmental or non-governmental body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

     6.5 Financial Statements. (a) Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender to induce it to enter into this Agreement, and to continue to provide financing under this Agreement or otherwise in connection herewith, do and will truly and accurately represent the financial condition of Borrower as at the respective dates thereof and the results of its operations for the periods for which the same are furnished to Lender. All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects to the best of Borrower's knowledge. All such financial statements and other information have been, or will have been at the time of issuance: (i) as to annual financial statements, prepared by certified public accountants in accordance with GAAP consistently applied; and (ii) as to all other financial statements, internally prepared generally in accordance with GAAP consistently applied.

     (b) Except as shown on the most recent financial statements which have been delivered to Lender and are set forth on Schedule 6.5 annexed hereto and made part hereof, Borrower has no other liabilities as of the date hereof which would materially and adversely affect the financial condition of Borrower or the Collateral.

     6.6 Changes in Financial Condition. (a) There has been no material change in Borrower's financial condition since the date of its last financial statements as are set forth on Schedule 6.5.

     (b) Borrower's assets, at fair valuation, exceed Borrower's liabilities (including without limitation contingent liabilities); Borrower is paying its debts as they become due; and Borrower has capital and assets sufficient to carry on its business.

     6.7 Accounts Receivable. The most recent list of Accounts Receivable of Borrower delivered to Lender is complete as of the date thereof, and contains an accurate aging thereof. All of said Accounts Receivable are collectible subject only to the reserves established by Borrower, are subject to no counterclaims or setoffs of any nature whatsoever except for bona fide disputes arising in the ordinary course of business, and require no further act on the Borrower's part to make such accounts owing by the Account Debtors. None of the Accounts Receivable include any conditional sales (unless disclosed as to such Lender), consignments or sales on any basis other than that of absolute sale in the ordinary and usual course of business, except as otherwise set forth on said list. No agreement has been made under which any deductions or discounts may be claimed as to any such account except customary discounts or rebates in the ordinary course of business.

     6.8 Inventory. Borrower's Inventory (except as to the values of obsolete items, items below standard quality and items in the process of repair all of which have been written down to realizable market value, or adequate reserves have been provided therefore) consists of items of a quality and quantity usable or saleable in the ordinary course of its business and the values carried on Borrower's balance sheet are set at the lower of cost or market, in accordance with GAAP consistently applied.

     6.9 Taxes and Assessments. Borrower has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessments and other charges have become due. Borrower has filed all tax returns, federal, state and local, and all related information, required to be filed by it.

     6.10 ERISA. Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC"). Neither a reportable event as defined in Section 4043 of ERISA, nor a prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained, or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to hereinafter as an "ERISA Affiliate," and any such employee benefit plan being referred to hereinafter as a "Plan"). No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a)(3) of ERISA. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

     6.11 O.S.H.A/EPA. Borrower has duly complied with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act and the Environmental Protection Act, and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there have been no outstanding citations, notices or orders of noncompliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

     6.12 Environmental Matters. (a) Except as disclosed in Schedule 6.12 to this Agreement, no property owned or used by Borrower and located in the State of New Jersey is an "industrial establishment" within the meaning of the New Jersey Industrial Site Recovery Act ("ISRA") or is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes" within the meaning of ISRA. The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower: 3651.

     (b) Borrower is in compliance in all material respects with all applicable federal, state and local statutes, rules, regulations, orders and other provisions of law relating to air emissions, water discharge, noise emissions, solid and liquid disposal, hazardous waste and substances, and other environmental, health and safety matters.

     6.13 No Other Violation. Borrower is not in violation of any term of its certificate or articles of incorporation or by-laws and no event or condition has occurred and is continuing which constitutes or results in, (or would constitute or result in, with the giving of notice, lapse of time or other condition):

     (a) A breach of or a default under any material agreement, undertaking or instrument to which Borrower is a party or by which it may be affected; or

     (b) The imposition of any lien, encumbrance or restriction on any property of Borrower, except as noted in Schedule 6.16 hereof.

     6.14 Margin Stock. No part of the proceeds of any Revolving Loan will be used, directly or indirectly, to purchase or carry any "margin stock" (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.

     6.15 Location of Collateral. As of the date hereof, none of the Collateral to be granted to Lender pursuant to this Agreement or any Relevant Document, or to be hereafter conveyed, is or will be located in or on any premises other than those premises set forth on Schedule 6.15 annexed hereto and made part hereof. Said Schedule contains an accurate record of all of the landlords of property leased by and mortgagees of property owned by Borrower.

     6.16 Other Liens. Borrower has good and marketable title to and owns all of the Collateral and Inventory free and clear of any and all liens, encumbrances or security interests whatsoever, except (a) those encumbrances created pursuant to this Agreement; and (b) those encumbrances set forth on Schedule 6.16 annexed hereto and made part hereof. None of the Collateral or Inventory is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent prior to Borrower's doing of the same.

     6.17 Books and Records. Borrower maintains its books and records relative to the Collateral at 50 Spring Street, Ramsey, New Jersey 07446.

     6.18 Representations and Warranties True, Accurate, and Complete.

     (a) None of the representations, warranties or statements made to Lender pursuant hereto or in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

     (b) All warranties and representations made herein or in the Relevant Documents by Borrower will be true and accurate at the time it requests Lender to make Advances to it hereunder.

     6.19 Names; Location of Office. Schedule 6.19 annexed hereto and made part hereof sets forth a complete and accurate list of:

          (a) All  names by which  the  Borrower  is  known or under  which  the
     Borrower  is  conducting  business,   including,  without  limitation,  its
     corporate names and all trade names; and

          (b) All offices and locations at or out of which the Borrower conducts any of its business or operations, said Schedule 6.19 identifies each of Borrower's chief executive offices if there are more than one.

7. AFFIRMATIVE COVENANTS:

     Until payment in full of all Obligations and the termination of this Agreement, Borrower covenants and agrees that it will:

     7.1 Notify Lender. Promptly inform Lender if any one or more of the representations and warranties made by Borrower in this Agreement or in any documents related hereto shall no longer be entirely true, accurate and complete.

     7.2 Pay Taxes and Liabilities; Comply with Agreements, Promptly pay, when due, all indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to any party however created, incurred, evidenced, acquired, arising or payable, including without limitation the Obligations, income and excise taxes and taxes with respect to any of the Collateral, or any wages or salaries paid by Borrower or otherwise, except such taxes or liabilities which are being disputed in good faith in an appropriate forum for which adequate reserves have been set aside.

     7.3 Observe Covenants. etc. Observe, perform and comply with the covenants, terms and conditions of this Agreement, the Relevant Documents and any other agreement or document entered into between Borrower and Lender.

     7.4 Maintain Corporate Existence and Qualifications. Maintain and preserve, and cause any Subsidiary to maintain and preserve, in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its businesses, and comply in all material respects with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business including, without limitation, all federal, state and local laws relating to Benefit Plans, environmental, safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

     7.5 Information and Documents to Be Furnished to Lender. Borrower shall furnish to Lender:

          (a) Annual Financial Statements. As soon as delivered to any other creditor, but in no event later than ninety-five (95) days after the end of each fiscal year, Borrower's balance sheet as at the end of such fiscal year, Borrower's statements of cash flow for such fiscal year and Borrower's income and surplus statements for such fiscal year, all in reasonable detail, all prepared in accordance with GAAP consistently applied, on a consolidated and consolidating basis with the Guarantors, and all audited without qualification by independent certified public accountants of recognized standing selected by Borrower and reasonably satisfactory to Lender, all in the form of the Form 10K delivered by Borrower to the Securities and Exchange Commission, and certified by the Chief Financial Officer of Borrower, which certification shall include evidence of the method of calculating compliance with financial covenants (if applicable) and shall affirmatively state as to all quarterly statements that (i) such statements are true, accurate and correct, (ii) such statements were internally prepared generally in accordance with GAAP applied on a consistent basis and will be subject to revisions only to the extent of immaterial year-end adjustments imposed by Borrower's accountants; and (iii) as of the date of such statements no Event of Default or event which, but for the lapse of time or giving of notice or both, would constitute an Event of Default existed, and in addition to such statements, any supplementary information to the financial reports as Lender shall reasonably require.


          (b) Quarterly Financial Statements. As soon as delivered to any other creditor but in no event later than sixty (60) days after the end of each quarterly fiscal period of Borrower, except the fourth such period in any fiscal year, Borrower's balance sheet as at the end of such period, and Borrower's cumulative income and surplus statements for the period beginning on the first day of such fiscal year and ended on the date of such balance sheet, all in reasonable detail all internally prepared generally in accordance with GAAP consistently applied, on a consolidated and consolidating basis with the Guarantors, all in the form of Form 10Q delivered by Borrower to the Securities and Exchange Commission, and certified by the Chief Financial Officer of Borrower, which certification shall include evidence of the method of calculating compliance with financial covenants and shall affirmatively state that (i) such statements are true, accurate and correct, (ii) such statements were internally prepared generally in accordance with GAAP applied on a consistent basis and will be subject to revisions only to the extent of immaterial year-end adjustments imposed by Borrower's accountants; and (iii) as of the date of such statements no Event of Default or event which, but for the lapse of time or giving of notice or both, would constitute an Event of Default existed, and in addition to such statements, any supplementary information to the financial reports as Lender shall reasonably require.

          (c) Accountant Privity Letter. Contemporaneous with the delivery of each of the audited financial statements required by Subsection 7.5(a) above, a written acknowledgment by the accountants auditing such statements of Lender's reliance upon such statements in making the Revolving Loans and other accommodations contemplated by this Agreement.

          (d) Attestation Form. Contemporaneously with the delivery of each financial statement required by Sections 7.5(a) and (b) above, an attestation form substantially in the form of Exhibit "B" attached hereto and made a part hereof, signed by an authorized officer of Borrower and attesting to the truthfulness and accuracy of the information set forth in such financial statements.

          (e) Borrowing Base Certificate. Not less than weekly, or more frequently if Lender shall require at any time during the continuance of an Event of Default and/or when the aggregate outstanding Revolving Loan exceeds the Advance Limit, a complete, dated and signed Borrowing Base Certificate in form and substance acceptable to Lender.

          (f) Daily Reports. Daily, if Lender shall require at any time during the continuance of an Event of Default and/or the aggregate outstanding Revolving Loan exceeds the Advance Limit, reports of all sales and receipts for the previous business day together with copies of all invoices evidencing such sales.

          (g) Inventory Reports. (i) On or before the tenth (10th) day of each month (but on or before the thirtieth (30th) day of the last month in each fiscal year only), or (ii) more frequently if Lender shall require at any time during the continuance of an Event of Default and/or when the aggregate outstanding Revolving Loan exceeds the Advance Limit, a report satisfactory to Lender setting forth the type and value of Inventory (which value shall be determined on the basis of the lower of cost of market values then prevailing) and the location of said Inventory.

          (h) Accounts Receivable Aging Reports. On or before the tenth (10th) day of each month (but on or before the thirtieth (30th) day of the last month in each fiscal year only), a detailed and summary aging report setting forth the amount due and owing on Accounts Receivable on Borrower's books as of the close of the preceding month, together with a reconciliation report satisfactory to Lender showing all sales, collections, payments and adjustments to Accounts Receivable on Borrower's books and showing a reconciliation, substantially in the form of Exhibit "C" attached hereto and made a part hereof to Borrower's bank statement(s), all as of the close of the preceding month.

          (i) Accounts Payable Reports. On or before the tenth (10th) day of each month (but on or before the thirtieth (30th) day of the last month in each fiscal year only), a detailed report setting forth the amount due and owing on the Borrower's accounts payable on Borrower's books as of the close of the preceding month, in a form satisfactory to Lender.

          (j) Customer Lists. Within thirty (30) days of the execution hereof and annually on the same date of each year thereafter, a detailed customer list setting forth each of Borrower's customers to whom sales were made during the immediately preceding twelve (12) month period, including the address, telephone number and contact person for each.

          (k) Income Tax Return. Within ten (10) days of filing with the Internal Revenue Service, a true and complete copy of its signed Federal income tax return and of the signed Federal income tax returns of the Guarantors.

          (l) Change in Status, Immediately, notice of any change in the status of an Account Receivable or Inventory from that which is Qualified to that which is not, if such change would result in the outstanding Revolving Loan exceeding the Advance Limit.

          (m) Rejection, Delay, Claims. Immediately, notice of the rejection of goods, delay in performance, or claims made in regard to Accounts Receivable which, would result in the outstanding Revolving Loan exceeding the Advance Limit.

          (n) ERlSA Documents. All ERISA reports, notices, returns and all other documents filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other appropriate agency, and all documents and information distributed to participants in any Plan.

          (o) Notice of Environmental,  Health or Safety Complaints. Within five
     (5) Banking Days of receipt, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from any governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

          (p) Other Information. Immediately upon demand:

               (i) Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto;

               (ii) An estoppel certificate executed by an authorized officer of the Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under any agreement to which Borrower is a party;

               (iii) All original and other documents evidencing right to payment, including but not limited to invoices, original orders, shipping and delivery receipts;

               (iv) All information received by Borrower indicating an adverse change in the financial status or condition of any Account Debtor;

               (v) Assignments, in form acceptable to Lender, of all Accounts Receivable, and of the monies due or to become due on specific contracts relating to the same in any instance where such an assignment is required in order for Lender to act upon its security interest in such Accounts; and

               (vi) From time to time, such other information as Lender may reasonably request.

     7.6 Access to Records and Property. At any time and from time to time, upon request by Lender, give any representatives of Lender access during normal business hours to, and permit any of them to examine, copy or make extracts from, any and all books, records and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs and the Collateral, and to inspect any of its properties wherever located.

     7.7 Comply With Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or noncompliance with which would materially and adversely affect its ability to perform its responsibilities or any security given to secure its Obligations.

     7.8 Insurance Required. (a) Cause to be maintained, in full force and effect on all property given as collateral security for all Obligations, insurance in such amounts and against such risks as is satisfactory to Lender, including, but without limitation, product liability, fire, boiler, theft, burglary, pilferage, loss in transit, and hazard insurance. Said insurance policy or policies shall:

          (i) Be in a form and with insurers which are satisfactory to Lender;

          (ii) Be for such risks and for such insured values as Lender or its assigns may require in order to replace the property in the event of actual or constructive total loss;

          (iii) Designate Lender and its assignees, as additional insureds and lender loss payees as their interests may from time to time appear;

          (iv) Contain a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence by Borrower or any other person shall not invalidate the insurance as to Lender and its assigns; and

          (v) Provide that they may not be canceled or materially altered without thirty (30) days prior notice to the Lender and its assigns.

     (b) Additional Insurance. Obtain such additional insurance as Lender may reasonably require.

     (c) Notice of Loss. In the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer. Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

     (d) Policies and Proof of Payment. Upon demand, deliver to Lender the original of each policy evidencing insurance required to be maintained under this Agreement, together with evidence of payment of all premiums therefor.

     (e) Proceeds, Forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender.

     (f) No Duty for Lender. In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

     7.9 Condition of Property; No Liens. Maintain all property conveyed to Lender as collateral security for any Obligations in good condition and repair at all times, preserve it against any loss, damage, or destruction of any nature whatsoever relating to said property or its use, and keep said property free and clear of any liens and encumbrances whatsoever, except those liens and encumbrances created pursuant hereto or disclosed herein.

     7.10 Payment of Proceeds. Forthwith upon receipt of all proceeds of Collateral, pay such proceeds over to Lender in the form received, and such proceeds shall thereupon become Lender's sole property.

     7.11 Further Assurances. At any time or from time to time upon request of Lender, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effectuate more fully the purposes of this Agreement, the Relevant Documents and any other instruments, documents and agreements which shall be executed simultaneously herewith, or which may hereafter be executed by Borrower with regard to the transactions contemplated hereby.

     7.l2 Pay Legal Fees and Expenses. Pay to Lender, upon demand, together with interest at the rate set forth in Section 4.3 hereof, from the date when billed or advanced by Lender until repaid by Borrower all costs, expenses or other sums billed or advanced by Lender (including reasonable legal fees and disbursements) to preserve, collect, protect its interest in or realize on the Collateral, and to enforce Lender's rights as against Borrower, any Account Debtor or Guarantor, or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement or the Relevant Documents, including without limitation legal fees, expenses and disbursements unless a court determines otherwise. All such expenses, costs and other sums shall be deemed Obligations secured by the Collateral.

     7.13 Records. At all times keep accurate and complete records of the Collateral and the status of each Account Receivable.

     7.14 Banking Relationship. Borrower shall maintain its primary operating account(s) at a branch of Lender.

     7.15 Delivery of Documents. If any proceeds of Accounts Receivable shall include or any of the Accounts Receivable shall be evidenced by notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, Borrower shall immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

     7.16 United States Contracts. If any of the Qualified Accounts Receivable arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Lender, and if required by Lender, execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

8. NEGATIVE COVENANTS:

     Until payment in full of all Obligations, Borrower covenants and agrees that it will not:

     8.1 No Consolidation, Merger, Acquisition. Consolidate with, merge with, or acquire the stock or assets of any Person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise, provided, however, that Borrower (a) may merge with Guarantor, Bogen Corporation, so long as: (i) Borrower is the survivor of such merger; (ii) Borrower does not change its name; (iii) there are no encumbrances on the assets of Bogen Corporation existing as of the effective date of such merger; and (d) the consummation of such merger will not cause or result in the occurrence of an Event of Default hereunder; and (b) may request Lender's consent for acquisitions in the future which Lender shall consider on a case-by-case basis and any such request shall be subject to Lender's consent.

     8.2 Disposition of Assets or Collateral. Sell, lease, transfer, convey or otherwise dispose of any or all of its assets or Collateral, other than the sale or lease of Inventory in the ordinary course of business.

     8.3 Other Liens Incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of its property or assets, whether now owned or hereafter acquired, except (a) liens for taxes not delinquent; (b) those liens in favor of Lender created by this Agreement and Relevant Documents; and (c) those liens set forth on Schedule
6.16 annexed hereto and made part hereof.

     8.4 Negative Pledges. Incur, create or permit to exist any negative pledge in any other mortgage, security agreement, pledge, hypothecation or other agreement entered into between Borrower with any other Person.

     8.5 Other Liabilities, Incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (a) Obligations to Lender; or (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing; or (c) those liabilities existing on the date hereof.

     8.6 Loans. Make loans to any Person, except loans to Bogen Communications International, Inc. which shall not, in the aggregate, exceed Three Hundred Fifty Thousand ($350,000.00) Dollars per annum, so long as the making of such loan does not cause or result in the occurrence of an Event of Default.

     8.7 Guarantees. Except for the benefit of Lender, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, firm or entity except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or (b) contingent obligations under letters of credit entered into in the ordinary course of business for the purchase of merchandise for resale.

     8.8 Remove Property. Remove, or cause or permit to be removed any of its Collateral or assets from those premises set forth on Schedule 6.15 annexed hereto and made part hereof, except for sales of Inventory in the ordinary course of Borrower's business.

     8.9 Transfers of Notes or Accounts Receivable. Sell, assign, transfer, discount or otherwise dispose of any Accounts Receivable or any promissory note payable to it with or without recourse, except for collection without recourse in the ordinary course of business.

     8.10 Dividends. Declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, including all payments to any Person of which Borrower or Borrower's parent is a Subsidiary, whether characterized as management fees or interest, or any other upstreaming of funds, however characterized except as expressly permitted by Subsection 8.6 above.

     8.11 Modification of Documents. Change, alter or modify, or permit any change, alteration or modification of its certificate of incorporation, by-laws or other governing documents.

     8.12 Change Business. Materially change or alter the nature of its business.

     8.13 Settlements. Compromise, settle or adjust any claims in a material amount relating to any of the Collateral.

     8.14 Change Location or Name. Change the place where its books and records are maintained or change its name or transact business under any other names.

     8.15 Transactions With Affiliates. Enter into any transaction with an Affiliate or Subsidiary on terms less advantageous to Borrower than those that could be obtained from any other Person in an arms-length transaction.

     8.16 Sale of Inventory. Sell any of its Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or right to return, except Acceptable Conditional Sales.

     8.17 Tangible Net Worth. Cause, suffer or permit Tangible Net Worth (as hereinafter defined) to be or become less than Four Million ($4,000,000.00)
Dollars as at June 30, 1997, Six Million Seven Hundred Fifty Thousand ($6,750,000.00) Dollars as at December 31, 1997, and Six Million Nine Hundred Thousand ($6,900,000.00) Dollars as at June 30, 1998, and as at the time of any determination thereof thereafter. For the purposes of this Agreement the term "Tangible Net Worth" shall mean, as of the time of any determination thereof, the difference between (a) the sum of (i) the par value (or value stated on the books of Borrower) of the capital stock of all classes of Borrower plus (or minus in the case of a deficit) (ii) the amount of Borrower's surplus, whether capital or earned, minus (b) the sum of treasury stock, unamortized debt discount and expense, good will, trademarks, trade names, patents, deferred charges and other intangible assets, and any write-up of the value of any assets, all determined in accordance with GAAP applied on a consistent basis.

     8.18 Leverage Ratio. Cause, suffer, or permit the ratio of Borrower's Indebtedness (as hereinafter defined) to Borrower's Tangible Net Worth (as hereinabove defined), as determined in accordance with GAAP applied on a consistent basis, to exceed: 2.00 to 1.00 as at June 30, 1997, 1.50 to 1.00 as at December 31, 1997; 1.25 to 1.00 as at June 30, 1998 and as at the time of any determination thereof thereafter. For the purposes of this Agreement, the term "Indebtedness" shall mean all obligations of Borrower, which, in accordance with GAAP, should be classified upon the balance sheet of Borrower as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: all debt and similar monetary obligations; all obligations arising or incurred under or in respect of any guarantees (whether direct or indirect) of liabilities of any other Person; all obligation arising or incurred under or in respect of any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in property owned by Borrower for the benefit of any other Person, even though Borrower has not assumed or become liable for the payment of the obligations secured thereby.

     8.19 Pretax Profit. Cause, suffer or permit Borrower's net profit, determined in accordance with GAAP applied on a consistent basis (but prior to deductions for taxes and extraordinary items), to be or become less than Seven Hundred Fifty Thousand ($750,000.00) Dollars as at June 30, 1997, One Million Two Hundred Fifty Thousand ($1,250,000.00) Dollars as at December 31, 1997, and Eight Hundred Fifty Thousand ($850,000.00) Dollars as at June 30, 1998 and as at any time of the determination thereof thereafter.

     8.20 Capital Expenditures. Enter into any agreements to purchase or pay for or become obligated to pay for capital expenditures, long term leases, capital leases and/or sale lease-backs during any fiscal year in an amount aggregating in excess of One Million ($1,000,000.00) Dollars.

9. MISCELLANEOUS RIGHTS AND DUTIES OF LENDER:

     9.1 Charges Against Credit Balances. Lender, without demand and acting in its sole and absolute discretion, in each instance, may charge and withdraw from any credit balance which Borrower may then have with Lender or any of its branches, or which Borrower may have with any affiliate of Lender, any amount which shall become due from Borrower to the Lender under this Agreement.

     9.2 Remittances. Borrower covenants and agrees (a) to receive in trust for Lender, all payments for the sale of goods or the performance of services and in each case, whether by cash, checks, drafts, notes, acceptances or other forms of payment; and (b) deliver such payments to Lender in the identical form in which received.

     9.3 Collections; Modification of Terms. Lender may, in its sole and absolute discretion, and at any time after the occurrence or during the continuance of an Event of Default, with respect to any of the Collateral, demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for, or make any compromises it deems desirable including without limitation extending the time of payment, arranging for payment in installments, or otherwise modifying the terms or rights with respect to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted hereunder.

     9.4 Notification of Account Debtors. At any time after the occurrence and during the continuance of an Event of Default, Lender may notify the Account Debtors on any of the Accounts Receivable to make payment directly to Lender, and Lender may endorse all items of payment received by it which are payable to Borrower. Borrower, at the request of Lender, shall notify the Account Debtors of Lender's security interest in its Accounts Receivable. Until such time as Lender elects to exercise its right of notification, Borrower is authorized to collect and enforce the Accounts Receivable under the terms and conditions set forth in Section 9.2 hereof.

     9.5 Uniform Commercial Code. At all times prior and subsequent to an Event of Default, Lender shall be entitled to all the rights and remedies of a secured party under the Uniform Commercial Code as enacted in New Jersey, as the same may be amended from time to time, (N.J.S.A. 12A:9-101 et seq.), with respect to all Collateral.

     9.6 Preservation of Collateral. At all times prior and subsequent to an Event of Default hereunder, Lender may take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower which might in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, purchasing insurance on the Collateral, repairing the Collateral, or paying taxes or assessments thereon, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligation due Lender and shall be payable on demand with interest at the rate set forth in Section 4.3 hereof from the date expended by Lender until repaid by Borrower.

     9.7 Mails. From and after an Event of Default, Lender is authorized to (and Borrower shall, upon request of Lender) notify the postal authorities to deliver all mail, correspondence or parcels addressed to Borrower to Lender at such address as Lender may direct, provided, however, that Lender shall promptly forward all mail to Borrower which is unrelated to the Collateral.

     9.8 Lender's Right to Cure. In the event Borrower shall fail to perform any of its responsibilities hereunder or under any of the Relevant Documents, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower. In any such event, Borrower shall promptly reimburse Lender together with interest at the rate set forth in Section 4.3 hereof from the date such sums are expended until repaid by Borrower.

     9.9 Test Verifications. Lender shall have the right to make test verifications of any and all Accounts Receivable in any manner, whether oral or written, and through any medium, including telephonically, which Lender considers advisable, and Borrower shall render any necessary assistance to Lender.

     9.10 Power of Attorney. Lender is hereby irrevocably appointed by Borrower as its lawful attorney and agent in fact to execute financing statements and other documents and agreements as Lender may deem necessary for the purpose of perfecting any security interests, mortgages or liens under any applicable law. Further, Lender is hereby authorized to file on behalf of Borrower, in its name, and at its expense, such financing statements, documents or agreements in any appropriate governmental office. Borrower hereby grants a Power of Attorney to Lender to endorse Borrower's names on checks, notes, acceptances, drafts and any other instruments requiring Borrower's endorsement, to change the address where Borrower's mail should be sent and to open all mail and to do such other acts and things necessary to effectuate the purposes of this Agreement. All acts by the Lender or its designee are hereby ratified and approved, and neither the Lender, nor its designee shall be liable for any acts of omission or commission, or for any error of judgment or mistake, except for gross negligence or willful misconduct. Borrower hereby grants a Power of Attorney to Lender to file proofs of loss respecting the Collateral with the appropriate insurer and to endorse any checks or drafts constituting insurance proceeds. The powers of attorney granted to Lender in this Agreement are coupled with an interest and are irrevocable so long as this Agreement is in force or any Obligation shall remain unpaid. Although fully vested hereby as Borrower's attorney-in-fact, Lender shall refrain from exercising such powers unless and until an Event of Default occurs hereunder.

10. CONDITIONS TO MAKING EXTENSIONS OF CREDIT:

     10.1 Initial Extension of Credit. The obligation of Lender to make the first Advance hereunder is subject to the satisfaction of each of the following conditions precedent:

          (a) Loan Documents. Receipt by Lender of a fully executed copy of this Agreement with complete Schedules and all Related Documents.

          (b) Financing Statements. Receipt by Lender of verification that all required Uniform Commercial Code Financing Statements requested by it have been filed in the appropriate jurisdiction(s).

          (c) Landlord's Waivers. Receipt by Lender of landlord's waivers for each real property location occupied by Borrower, executed by the owner and/or lessor of such location.

          (d) Guaranty Agreement. Receipt by Lender of a guaranty agreement executed by the Guarantors in form and substance acceptable to Lender and its counsel and any Relevant Document to be delivered in connection therewith.

          (e) Deposit Account; Lockbox Agreements. Receipt by Lender of (i) evidence satisfactory to it that Borrower has opened a deposit account with Lender, and (ii) the fully executed lockbox agreement.

          (f) Insurance. Receipt by Lender of copies of Borrower's insurance policies containing a long-form lender loss payable endorsement satisfactory to Lender and which in all other respects comply with the requirements hereof.

          (g) Searches. Receipt by Lender of lien, judgment and standing searches with respect to Borrower and each Guarantor satisfactory to Lender.

          (h) Inventory Appraisal. Receipt by Lender of Inventory appraisals for all locations operated by Borrower in form and substance satisfactory to Lender.

          (i) Field Examination. Completion by Lender of its field examinations of Borrower's Accounts and Inventory, with results satisfactory to Lender.

          (j) Accountant Review Letter. Receipt by Lender of a written review by Borrower's accountant, of Borrower's financial statement for the third quarterly fiscal period of 1996.

          (k) Completion of Due Diligence. Receipt by Lender of all information requested from Borrower in connection with Lender's due diligence review of Borrower and all other parties, and completion of such review by Lender, with results satisfactory to Lender.

          (l) Officer's Certificate. Receipt by Lender of an officer's certificate for Borrower and each Guarantor, showing the names of the officers, directors and shareholders (except for any public company) of such Person with their respective titles and appending as exhibits all governing documents and enabling resolutions for this transaction.

          (m) Opinion of Counsel. Receipt by Lender of an opinion of the counsel to Borrower and the Guarantors, addressed to Lender and in all respects satisfactory to Lender and its counsel including, without limitation, confirmation of the status of the outstanding accounts payable to Borrower's supplier, Reshef, Inc.

          (n) Borrowing Base Certificate. Receipt by Lender of a Borrowing Base Certificate, dated as of the date hereof and executed by an authorized officer of Borrower, evidencing sufficient availability to support the initial Advance requested hereunder.

          (o) Payoff Letters/Termination. Receipt by Lender of (i) pay-off letters from each existing lender to Borrower whose loans are being repaid with proceeds of the Loans in form satisfactory to Lender; and (ii) receipt of all UCC Termination Statements and other documents and instruments of termination and release necessary so that the security interests granted to Lender pursuant to this Agreement and the Relevant Documents are first and prior liens and security interests.

          (p) Fees. Receipt by Lender of all fees and expenses which are payable to Lender, its counsel, or to third-party providers of services related to the closing of this transaction.

          (q) Existing Lockbox. Receipt by Lender, within forty-five (45) days of the date hereof, written confirmation that Borrower's lockbox at PNC Bank, N.A. has been closed.

          (r) Miscellaneous. Receipt by Lender of such other documents, instruments, records, opinions, assurances and papers as Lender or its counsel may reasonably require, all in form and substance satisfactory to Lender and its counsel.

10.2 Conditions to All Advances.

     (a) Lender's obligation to advance any Revolving Loan or to issue any Letter of Credit is subject to the condition that, as of the date of such advance or issuance, no Event of Default or event which, for the lapse of time or giving of notice or both would constitute an Event of Default, shall have occurred and be continuing.

     (b) Borrower's acceptance of each Revolving Loan under this Agreement shall constitute reaffirmation of all representations and warranties set forth herein.

11. DEFAULT:

The occurrence of any of the following shall constitute an Event of Default:

     11.1 Failure to Pay. Borrower fails to pay, when due any payment of principal, interest or other charges due and owing to Lender pursuant to any Obligations of Borrower to Lender including, without limitation, those Obligations arising pursuant to this Agreement or any Relevant Document, or under any other agreement for the payment of monies then due and payable to Lender;

     11.2 Failure to Perform. Borrower's failure to perform or observe any covenant, term or condition of this Agreement or under any Relevant Documents to be performed or observed by Borrower;

     11.3 Cross Default; Default on Other Debt. A default on any of the Obligations (with the exception of defaults covered by Subsection 11.1 and 11.2 above) or any default on any other obligation or indebtedness of Borrower or any Guarantor to any Person so that the holder of such indebtedness declares such indebtedness due prior to its date of maturity because of Borrower's or such Guarantor's default thereunder;

     11.4 False Representation or Warranty. Borrower or any Guarantor shall have made any statement, representation or warranty in this Agreement or in any document or certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made;

     11.5 Petition by or Against Borrower. Borrower or any Guarantor ceases to do business as a going concern, or there is filed by or against Borrower or any Guarantor, any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including without limitation a petition for reorganization, arrangement or extension) or under any other insolvency laws providing for the relief of debtors and, in the case of involuntary proceedings only, such proceeding is not stayed or dismissed within forty-five (45) days of its filing;

     11.6 Appointment of Receiver. A receiver, custodian, trustee, conservator or liquidator is appointed for Borrower or any Guarantor, or all or a substantial part of its assets; or Borrower or any Guarantor shall be adjudicated bankrupt, insolvent or in need of any relief provided to debtors by any court;

     11.7 Judgments; Levies. If any final judgment or judgments (except those covered by insurance), or any levy, sequestration, or attachment, which in the aggregate exceed $25,000.00, against Borrower or its property, remains unpaid, undischarged, unsatisfied, unbonded or undismissed for a period of thirty (30) days after Borrower has received notification of the entry thereof;

     11.8 Change in Condition. There occurs any material and adverse change in the condition or affairs, financial or otherwise, of Borrower or of any Guarantor which, in the opinion of Lender, impairs Lender's security or increases its risk;

     11.9 Change in Ownership/Management. At any time there is any change in the ownership of a controlling or significant interest (more than 30%) of the issued and outstanding voting stock of Borrower or any material and adverse change (as reasonably determined by Lender) in the management of Borrower;

     11.10 Liquidation or Dissolution. The liquidation and/or dissolution of Borrower or any Guarantor;

     11.11 Environmental Claim. At any time the Lender determines that an environmental claim will have a potentially material adverse effect on the financial condition of Borrower; or

     11.12 Failure to Notify. If at any time the Borrower fails to provide Lender immediately with notice or copies, if written, of all complaints, orders, citations or notices with respect to environmental, health or safety complaints as required by Section 7.5.

12. REMEDIES:

     12.1 Acceleration; Proceed Against Collateral. Upon the occurrence of an Event of Default:

          (a) The total amount (the "Default Amount") of (i) the aggregate amount of all Obligations for principal and interest, including late charges thereon, and all other sums which are then due and unpaid; and (ii) an amount equal to the aggregate amount of all principal remaining to be repaid on all Obligations; and (iii) interest on the foregoing sums, at the rate provided for in Section 4.3 hereof, from said occurrence until paid in full shall, at the option of Lender, become immediately due and payable without notice or demand; and

          (b) Lender may forthwith give written notice to Borrower, whereupon Borrower shall, at its expense, promptly deliver any or all Collateral to such place as Lender may designate, or Lender shall have the right to enter upon the premises where the Collateral is located and take immediate possession of and remove the Collateral without liability to Lender except such as is occasioned by the gross negligence of Lender, its employees or agents. In the event Lender obtains possession of the Collateral, Lender may sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, at such price or prices as Lender may deem best, either for cash, on credit, or for future delivery, in bulk or in parcels and/or lease or retain the Collateral repossessed using it or keeping it idle. Notice of any sale or other disposition shall be given to the Borrower at least ten (10) days before the time of any intended sale or disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Lender may also elect to retain the Collateral or any part thereof in satisfaction of Borrower's Obligations. The proceeds, if any, of any such sale or leasing by Lender shall be applied: First, to the payment of all fees and expenses incurred by Lender, including without limitation any reasonable legal fees and expenses; Second, to pay the Default Amount to the extent not previously paid by Borrower; and Third, to pay any excess remaining thereafter to Borrower.

     12.2 Set-off.

     (a) Upon the occurrence of an Event of Default, Lender shall have the right, immediately and without notice or other action to set-off against any of the Borrower's liabilities to Lender any money owed by Lender (or any affiliate of Lender) in any capacity to Borrower, whether or not due, and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto.

     (b) If other lenders have participated with the Lender with respect to the Lender's making loans to the Borrower pursuant to the terms hereof, then, Borrower hereby authorizes such other participating lenders, upon the occurrence of an Event of Default, immediately and without notice or other action, at the request of Lender, to set off against any of the Borrower's liabilities to Lender any money owed by such participating lenders in any capacity to Borrower, whether or not due, and to remit the monies set off to the Lender.

     12.3 Cumulative Remedies; Waivers. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity. No express or implied waiver by Lender of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right provided herein. The Events of Default and remedies thereon are not restrictive of and shall be in addition to any and all other rights and remedies of Lender provided for by this Agreement and applicable law.

     12.4 WAIVE JURY TRIAL. LENDER AND BORROWER HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE RELEVANT DOCUMENTS OR OTHER AGREEMENTS OR INSTRUMENTS BETWEEN THEM.

     12.5 Costs and Expenses. Borrower shall be liable for all costs, charges and expenses, including reasonable attorney's fees and disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of the Lender's remedies with respect thereto.

     12.6 No Marshalling. Lender shall be under no obligation whatsoever to proceed first against any of the Collateral before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that Lender shall have the right, as it in its sole and absolute discretion shall determine, to sell any or all of the Collateral in any order or simultaneously.

l3. WAIVERS, CONSENTS:

     13.1 Waivers. Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral or which may evidence the Obligations.

     l3.2 Consents. Borrower consents:

          (a) To any extension, postponement of time of payment, indulgence or to any substitution, exchange or release of Collateral.

          (b) To any addition to, or release of, any party or persons primarily or secondarily liable, or acceptance of partial payments on any Accounts Receivable or instruments and the settlement, compromising or adjustment thereof which shall be in compliance with Section 9.3 at all times.

14. SURVIVAL;

     All representations and warranties made herein or in any certificate or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and said certificates or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitation to the contrary notwithstanding.

15. EFFECT OF HOLIDAYS:

     If any payment pursuant to this Agreement becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of New Jersey, the maturity thereof shall be extended to the next succeeding Banking Day.

16. NOTICES:

     16.1  Written;   Effective  Date.  All  notices  and  other  communications hereunder shall be in writing, shall be deemed to have been duly given either when sent, postage prepaid, by certified mail, return receipt requested or when deposited with a recognized overnight courier and shall be deemed received three
(3) Banking Days after deposit with the United States Postal Service and one (1) Banking Day after deposit with a recognized overnight courier. Any notification of a sale or other disposition of Collateral or any other action by Lender required to be given by Lender shall be sufficient if given not less than ten
(10) days prior to the days on which such sale or other disposition would be made, and such notification shall be deemed reasonable notice.

     16.2 To Lender. Notices to Lender shall be directed to the following address:

      Summit Bank
      750 Walnut Avenue
      Cranford, New Jersey 07016
      Attn: Asset-Based Lending

     16.3 To Borrower. Notice to Borrower shall be directed to the following address:

      Bogen Communications, Inc
      50 Spring Street
      Ramsey, New Jersey 07446
      Attn: Chief Financial Officer

17. TERMINATION OF AGREEMENT:

     17.1 Termination by Lender. Lender may terminate this Agreement at any time on or after February 5, 1999, whereupon the Obligations shall be due and payable immediately.

     17.2 Termination by Borrower. (a) Borrower may terminate this Agreement without premium or penalty at any time on or after February 5, 1999, upon not less than ninety (90) days' prior written notice to Lender. Upon giving such notice, this Agreement shall thereafter terminate if and only if the Borrower has paid to the Lender in full all of the Obligations.

     (b) Anything contained in Subsection 17.2(a) above to the contrary notwithstanding, Borrower may terminate this Agreement at any time by repaying, in full, all of the Obligations accompanied by a prepayment fee calculated as follows:

          (i) If this Agreement is terminated at any time prior to February 5, 1998, then there shall be due a prepayment fee equal to one and one-half
    (1 1/2%) percent of the Line of Credit; and

          (ii) If this Agreement is terminated at any time on or after February 5, 1998 but prior to February 5, 1999, or at any time thereafter with less than ninety (90) days' prior written notice, then there shall be due a prepayment fee of one-half (1/2%) percent of the Line of Credit.

     (c) No prepayment fee shall be due (i) upon any termination of this Agreement in conjunction with Borrower's refinancing of the Revolving Loans with another department of Lender; or (ii) upon payment in full upon the maturity date whether or not prior written notice is given.

     17.3 Rights Upon Termination. Notwithstanding the termination of this Agreement as herein provided, Lender's security interest, rights and remedies herein set forth shall remain in full force and effect until all Borrower's Obligations are paid in full.

18. INDEMNITIES BY BORROWER:

     18.1 (a) Yield Protection. If any statute or governmental regulation, or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof, or the compliance with any guideline or request from any central bank or other governmental authority, whether or not having the force of law:

          (i) subjects the Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of the Lender and payable to any governmental authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of the Lender with respect to payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of the Lender); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements against assets held by, deposits with or for the account or credit extended by the Lender; or

          (iii) imposes upon the Lender any other condition with respect to this Agreement, and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender, reduce the rate of return on the Lender's capital or impose any expense upon the Lender by an amount which the Lender in its discretion deems to be material, the

     Lender shall from time to time notify the Borrower of the amount determined by the Lender (which determination, absent manifest error, shall be conclusive) to be reasonably necessary to compensate the Lender (on an after-tax basis) for such increase in cost, reduction in income, reduction in rate of return or additional expense, setting forth the calculations therefor, and the Borrower shall pay such amount to the Lender, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such notice. All such amounts shall be part of the Obligations and shall bear interest at the rate set forth in Section 4.3 if not paid when due.

     (b) Method of Calculation. In determining the amount due the Lender hereunder by reason of the application of this Subsection, the Lender may use any reasonable averaging or attribution method; provided, however, that the Lender must use reasonable efforts to minimize such losses and costs.

     18.2 Capital Adequacy. If (a) any adoption of, change in or interpretation of any statute or governmental regulation applicable to Lender, or (b) compliance with any guideline, request or direction of any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally, or any court requires the agreements of Lender hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Lender or any corporation controlling the Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on the Lender's capital as a consequence of such requirement to a level below that which the Lender could have achieved but for such Capital Adequacy Event, taking into consideration the Lender's policies with respect to capital adequacy, by an amount which the Lender deems to be material, the Lender shall promptly deliver to the Borrower a statement of the amount necessary to compensate the Lender for the reduction in the rate of return on its capital attributable to such commitments (the "Capital Compensation Amount"). The Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. The Lender shall from time to time notify the Borrower of the amount so determined (which determination, absent manifest error, shall be conclusive). Such amount shall be due and payable by the Borrower to the Lender ten (10) business days after such notice is given. All such amounts shall be part of the Obligations and shall bear interest at the rate set forth in Subsection 4.3 if not paid when due.

     18.3 Indemnification of Lender. Borrower hereby covenants and agrees to indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity, except as a result of their gross negligence or willful misconduct in connection with:

          (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any Relevant Documents, any of the Revolving Loans, any of the Collateral, or any act or omission relating to any of the foregoing; or

          (b) any taxes (except taxes imposed with reference to Lender's income or continued corporate existence), liabilities, claims or damages relating to the Collateral or Lender's liens thereon; or

          (c) the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

          (d) any broker's commission, finder's fee or similar charge or fee in connection with the transactions contemplated in this Agreement.

     18.4 Claims by Borrower Limited. To the extent permitted by applicable law, no claims may be made by Borrower or any other person against Lender or any of its Affiliates, directors, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith except those arising as a result of the gross negligence or willful misconduct of Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

19. AMENDMENTS AND MISCELLANEOUS:

     19.1 Amendment. The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by a written instrument signed by Lender and Borrower.

     19.2 Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     19.3 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     19.4 Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

     19.5 Cross Default/Cross Collateral. All other agreements between Borrower and Lender and/or any of Lender's affiliates or subsidiaries are hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement. Further, such agreements are amended so that the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements of Borrower with Lender and/or Lender's affiliates or subsidiaries and the collateral pledged under any other agreement with Lender and/or its affiliates or subsidiaries secures the Obligations under this Agreement.

     19.6 Expenses of Lender. Borrower agrees to pay all costs and expenses of the Lender in connection with the preparation, execution, delivery and administration of this Agreement or any amendments, extensions or modifications thereto and other instruments and documents to be executed contemporaneously herewith, including reasonable attorney's fees and out of pocket expenses of counsel for Lender, which fees and costs shall not, in the aggregate, exceed Twenty Thousand ($20,000.00) Dollars for the documentation, negotiation and closing of this Agreement.

     19.7 Section and Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

     19.8 Law/Forum. (a) This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of New Jersey.

     (b) Lender and Borrower hereby consent to the jurisdiction of the State Courts of the State of New Jersey or the Federal Courts of the District of New Jersey and hereby agree that the defense of forum non conveniens shall not be brought in response to any action brought in such Courts.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed by their proper corporate officers and sealed with their seals the day and year first above written.

ATTEST:                                 BOGEN COMMUNICATIONS, INC.
BY:  /s/ Frank DiPalma                  BY: /s/ Yoav M. Cohen
   ----------------------------------      ------------------------------
   FRANK DIPALMA, Assistant Secretary      YOAV M. COHEN, Vice President,
                                           Finance

                                        SUMMIT BANK
                                        By: /s/ Robert Munns
                                           ------------------------------
                                           ROBERT MUNNS, Vice President

                                  SCHEDULE 1.K

                            Description of Collateral

     (a) Accounts, as that term is defined by the Uniform Commercial Code of the State of New Jersey and in addition thereto, all obligations of any kind at any time due and/or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the Uniform Commercial Code of the State of New Jersey or any other state as accounts, contract rights, chattel paper, General Intangibles, leases or otherwise) including without limitation, invoices, contract rights, accounts receivable, General Intangibles, leases choses-in-action, notes, drafts, acceptances, instruments, and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, governmental authority, corporation or any other entity, all security therefor, and all Borrower's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, whether now existing or hereafter arising, together with all proceeds and products of any and all of the foregoing.

     (b) Equipment, which shall mean, in addition to the definition thereof contained in the Uniform Commercial Code of the State of New Jersey, all equipment, machinery, furniture, fixtures, and all other tangible assets, and all replacements, repairs, modifications, alterations, additions, controls and operating accessories therefor, all substitutions and replacements therefor, and all accessions and additions thereto and all proceeds and products of the foregoing now owned or hereafter acquired by Borrower.

     (c) General Intangibles, which shall mean and include all of the Borrower's now owned or hereafter acquired choses in action, causes of action and all other intangible personal property including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, insurance claims, rights and claims against carriers and shippers and rights to indemnification.

     (d) Inventory, which shall have the meaning set forth in the Uniform Commercial Code of the State of New Jersey and in addition thereto, all goods, merchandise or other tangible personal property held by Borrower for sale or lease or to be furnished under labels and other devices, the names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto, all raw materials, work or goods in process, or materials and supplies of every nature used, consumed or to be consumed in the Borrower's business, all packaging and shipping materials, and all proceeds and products of any of the foregoing, whether now owned or hereafter acquired by Borrower, and wherever located.

     (e) Machinery, which shall mean and include, without limitation, all inanimate mechanisms for utilizing or applying power including the appurtenances thereto used by or for

Borrower in the operation of its businesses and all accessories, substitutions, additions, replacements and parts thereof, whether now owned or hereafter acquired.

     (f) Merchandise, which shall include all goods, inventory, chattels and other personal property of Borrower, now owned or hereafter acquired.

     (g) Any claims of Borrower against third parties for loss or damage to, or destruction of, any and all of the foregoing, all guarantees, security and liens for payment of any Accounts Receivable and documents of title, policies, certificates of insurance, insurance proceeds, securities, chattel paper, and other documents and instruments evidencing or pertaining thereto, and all files, correspondence, computer programs, tapes, discs and related data processing software owned by Borrower or in which Borrower has an interest which contain information identifying any one or more of the items in (a), (b) and (c) above, this subsection (d), or (e), (f) or (g) below, or any Account Borrower, showing the amounts owed by each, payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof.

     (h) Any and all monies, securities, drafts, notes, contracts leases, licenses, General Intangibles, and other property of Borrower, including customer lists and all proceeds and products thereof, and all other assets of Borrower, now or hereafter held or received by or in transit to the Lender from or for Borrower, or which may now or hereafter be in the possession of Lender or as to which Lender may now or hereafter control possession, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of Borrower, and all rights and remedies which the Borrower might exercise with respect to any of the foregoing, but for the execution of this Agreement in favor of Lender.

     (i) All Borrower's right, title and interest throughout the world, in and to the trade secrets' rights in the information regarding computer software programs developed by or for the Borrower, including without limitation, the right to prevent all persons, including Borrower, from using the programs or from using and transferring the information contained therein without authorization.

     (j) All proceeds, including insurance proceeds, and products of the Collateral.

                                  SCHEDULE 6.5

                              Financial Statements

                             September 30, 1996 10Q

                                  SCHEDULE 6.12

                              Environmental Matters

                                      NONE

                                  SCHEDULE 6.15

                             Location of Collateral

                                50 Spring Street
                            Ramsey, New Jersey 07446

                              16610 Southeast 128th
                            Renton, Washington 98059

                                 SCHEDULE 6.16

                                   Other Liens

The lien of the CIT Group Credit Finance, Inc. in and to substantially all assets of the Borrower as evidenced by various UCC financing statements (which are to be terminated as a result of this transaction) as follows:

(a)  Secretary of State of Washington
     (i)  No. 921430553 filed May 22, 1992,
     (ii) No. 942100000 filed July 29, 1994

(b)  Secretary of State of New Jersey
     (i)  No. 1584573 filed July 29, 1994;
     (ii) No. 1273446 filed June 21, 1989

                                  SCHEDULE 6.19

                           Names, Locations of Officer

                  Names under which Borrower conducts business:

                           BOGEN COMMUNICATIONS, INC.

            Locations where Borrower conducts Business or Operations:

                             Chief Executive Office:

                                50 Spring Street
                            Ramsey, New Jersey 07446

                                Other locations.

                              16610 Southeast 128th
                            Renton, Washington 98059

          ACCOUNTS RECEIVABLE AND INVESTORY BORROWING BASE CERTIFICATE
[SUMMIT BANK LOGO]  [                           ]    Certificate No. __________
                    [                           ]    Your Date ________________

To induce Summit Bank - (herein called "Bank") to make a loan pursuant to the Loan and Security Agreement between the undersigned and Bank, and any amendments thereto, the undersigned hereby certifies, as of the above date, as follows:

A. Summary of Collateral:

1. Balance of Accounts Receivable previously certified to Bank .....$__________
      a) Plus new sales since last certificate date __________
         through______ ......................................$__________
      b) Plus debit memos_____; other______ .................$__________
      c) Less credits ____________; other _______ ...........$__________
      d) Less returns and allowances ______; other _______ ..$__________
      e) Less net receivable reductions since last
         certificate ........................................$__________
2. Total of all Accounts Receivable now being certified to Bank ....$__________
3. Less total amount of unqualified Accounts Receivable
   Dated __________ .........................................$__________
4. Net amount of qualified Accounts Receivable ..............$__________
5. Total loan value of Accounts Receivable @ ___% (of item 4) ......$__________
6. Value of Inventory as of ________________, 19__
      a) Raw Materials .......$__________
      b) Work in Process .....$__________
      c) Finished Goods ......$__________
      d) Other (+/-) .........$__________
      e) Total Inventory .....$__________
      f) Total  Inventory  value  @ __% of  item  ___ or  limit  of $__________
         whichever is lower   $__________
7. Other Availability (Explain _________) Amount __________@ __% ...$__________
8. Other Availability (Explain _________) Amount __________@ __% ...$__________
9. Total loan value of Accounts  Receivable  (item 5) and Inventory
   (item 6) and Other (items 7&8) ..................................$__________

B. Summary of Loan:
1. Previous loan balance ....................................$__________
2. Less collections: Deposits $__________
                 Wires .......$__________
                 Non-A/R .....$__________
                 Total ......................................$__________
3. Plus today's borrowing ...................................$__________
4. New principal loan balance ...............................$__________
5. Plus Bankers Acceptance ...$__________
6. Plus Letters of Credit ....$__________
7. Total loan  outstandings  (which may not exceed item A9 or limit whichever is lower) .......................................$__________
8. Remaining Availability (item A9 less B7) ...........$__________

The undersigned certifies that they are not in default under the Security Agreement and any amendments thereto, or on any of the loans made thereunder, or on any other liability.

------------------------------                   ------------------------------
       (Prepared By)                            (Authorized Signature and Title)

                                   EXHIBIT A

--------------------------------------------------------------------------------

                              STATEMENT ATTESTATION

TO: SUMMIT BANK

I hereby submit to Summit Bank (the "Bank"), on behalf of: _____________ BOGEN COMMUNICATIONS. INC.________________ (the "Borrower"), Reviewed, Compilation, House-prepared(1) financial statements dated ________ for the purpose of either applying for credit of for supporting its continuing credit accommodations.

I am submitting this statement to the bank as being true, accurate and not misleading as of the date it has been submitted and understand that the Bank will rely on this statement in making its credit decision.

                                   Company: BOGEN COMMUNICATIONS, INC.

                                   ------------------------------------------
                                   Signature & Title

                                   Date:
                                        -------------------------------------

(1) The scope of the Statement listed above should be indicated by crossing out options that do not apply.

--------------------------------------------------------------------------------

                                    EXHIBIT B

                    Account Receivable & Loan Reconciliation
                               As of ___________

Company Name  ______________________________________________________

Please furnish the information requested below which details should be in agreement with the books and records of the company.

A.   Accounts Receivable Reconciliation
     Balance: Beginning of month          ________________
     Add:     Sales (invoices)            ________________
              Miscellaneous Sales         ________________
              Other Debits                ________________
     Less:    Credit Memos                ________________
     Less:    Net Cash (Applied)          ________________
              Discounts, Allowances, etc. ________________
              Others                      ________________

1)   Balance: General Ledger as of End of Month                ________________

2)   Accounts Receivables Aging Balance at Month End
     If there is a difference between A/R Aging & G/L, please explain:
     ___________________________________________________________________________
     ___________________________________________________________________________

3) Account Receivable balance reported to bank at months end per BBCS _____________

     If item (3) does not agree with item (1) & (2), please complete the information below.

3a)  Sales and/or debits reported to  3b) Accounts Receivables, credits or other
     the Bank after month end:            reductions reported to bank after
                                          month end:
     Certificate # ___________________  Certificate # ______________________
     Certificate # ___________________  Certificate # ______________________
     Certificate # ___________________  Certificate # ______________________
     Certificate # ___________________  Certificate # ______________________
     Certificate # ___________________  Certificate # ______________________
     Total In-Transit                   Total In-Transit
        sales are: ___________________  reductions are: ____________________

4)   Adjusted Bank  collateral  figure:  (Add (3) & (3a),
     Less (3b) equals (4))                                     ________________
     If there is a difference, please explain:
     ___________________________________________________________________________
     ___________________________________________________________________________
================================================================================
B)   Inventory
         Inventory value: End of Month  _______________
         Method of Computation
         RM ________ FG ________ WIP ________ Other ________

================================================================================
C)   Loan Reconciliation
     As of ____________  loan balance per Bank Statement
     As of ____________ loan balance per Company G/L
     Difference between (1) & (2) and breakdown:
     ___________________________________________________________________________
     ___________________________________________________________________________
     Other Liabilities
     EOM LC(s) (if any):_________________   EOM BA's (if any):_________________

-------------------------                     -----------------
Prepared by; Name & Title                            Date

                                   EXHIBIT C